Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT
INSIGHT ENTERPRISES, INC. REPORTS THIRD QUARTER 2008 RESULTS
TEMPE, Ariz. — November 6, 2008 — Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported results of operations for the three months ended September 30, 2008.
Third Quarter Highlights
•	Net sales for the quarter increased 5% to $1.17 billion.

•	Gross profit for the quarter grew 3% to $154.1 million.

•	Net earnings from continuing operations for the quarter decreased to $6.7 million from $9.1 million.

•	Diluted EPS from continuing operations for the quarter declined to $0.15 from $0.18.

•	Third quarter 2008 results include $3.3 million of foreign currency losses, primarily resulting from the strengthening of the U.S. dollar against the Euro and the British Pound Sterling and the volatility of those exchange rates during the quarter. The 2007 results included $849,000 of net foreign currency losses.

•	Third quarter 2008 results include $1.1 million of tax benefit related to federal and state research and development credits recorded during the quarter.

•	Third quarter 2007 results include expenses of $2.5 million for professional fees associated with our stock option review.

•	Completed the acquisition of MINX Limited on July 10, 2008.
“In the third quarter, the demand environment for IT solutions continued to be very challenging as the overall economy worsened, especially in September,” said Rich Fennessy, President and Chief Executive Officer. “In this environment, as we finish out 2008 and head into 2009, we are focused on optimizing our new sales coverage model and taking actions to reduce our base infrastructure costs and discretionary spending.”
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2008 Results, Page 2	November 6, 2008
SEGMENT OVERVIEW
Net sales in North America increased 5% to $854.7 million in the third quarter. The hardware net sales of Calence more than offset the decline in net sales in the Company’s legacy hardware business. The software and services categories are performing well, reporting growth of 2% and 126%, respectively, in the third quarter. Consistent with the first half of the year, pricing continued to sustain pressure in the third quarter. As a result, gross profit dollars in North America declined by 2% while gross margin decreased approximately 80 basis points. Selling and administrative expenses were 11.5% of net sales, a level that was consistent with the third quarter of last year because incremental selling and administrative expenses resulting from the Company’s growth through acquisitions were offset by expense management initiatives and reduced performance-based compensation expense. Additionally, during 2008, there were no professional fees associated with the prior year stock option review. As a result, earnings from operations in North America were down 43% in the quarter.
In this environment, we must continue to be aggressive in ensuring we decrease our base cost infrastructure and discretionary spending levels going into next year. As a result of actions we took earlier in the year, expected efficiencies from our systems upgrade project, and additional actions planned for the 4th quarter, we are targeting a year over year decrease in the net operating expenses of our legacy North America business in 2009 of approximately $20 million, or about 6%.
EMEA continued to execute well during the third quarter, which resulted in strong financial results for this segment. Net sales increased 6% to $281.4 million. In local currency, net sales across hardware, software and services grew in the quarter. Gross profit dollars grew 17% and for the third consecutive quarter, gross margin increased over 100 basis points year over year. As a result, earnings from operations more than doubled versus last year.
On July 10, 2008, we acquired MINX Limited, a United Kingdom-based networking services company with annual net sales of approximately $25.0 million. This acquisition, along with the Calence acquisition in North America in the second quarter, is consistent with our vision and strategy to become a global value added reseller (“G-VAR”) through continued investment in certain key technology categories, including networking and advanced communications.
In APAC, while net sales increased 20% to $32.8 million in the quarter, earnings from operations decreased year over year due to a decrease in fee based enterprise agreement sales and increased selling and administrative expenses the Company added to support long term growth in the region.
GUIDANCE
We expect the demand environment to continue to be soft in the fourth quarter. As a result, we expect fourth quarter 2008 diluted earnings per share to be between $0.27 and $0.34. This estimate includes no severance, restructuring or other one-time charges. The reason for such a wide range is that, worldwide, the current environment is quite unprecedented making forecasting more difficult. As such, this guidance reflects management’s expectations for the balance of 2008, but the factors that could affect performance are numerous.
CONFERENCE CALL AND WEBCAST
The Company will host a conference call and live webcast today at 5:00 p.m. ET to discuss third quarter 2008 results of operations. To access the teleconference, please dial 866-362-4831 (US & Canada) or 617-597-5347 (International) and enter the participant code 38460820. The live webcast (in listen-only mode) and subsequent replays of the conference call will be available online on the investor relations section of our website, insight.com, at http://www.insight.com/site/static/investor_relations.cfm for a limited period of time.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2008 Results, Page 3	November 6, 2008
Financial Summary Table
(in thousands, except per share data and percentages)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
Insight Enterprises, Inc.	2008	2007	% change	2008	2007	% change
Net sales	$1,168,916	$1,109,705	5%	$3,674,427	$3,517,129	4%
Gross profit	$154,072	$149,846	3%	$508,969	$487,834	4%
Earnings (loss) from operations — GAAP	$14,874	$19,026	(22%)	$(234,449)	$86,091	(372%)
Earnings from operations — non-GAAP*	$14,874	$19,026	(22%)	$79,500	$86,091	(8%)
Net earnings (loss) from continuing operations — GAAP	$6,713	$9,096	(26%)	$(157,044)	$48,201	(426%)
Net earnings from continuing operations — non-GAAP*	$6,713	$9,096	(26%)	$44,123	$48,201	(8%)
Diluted EPS from continuing operations — GAAP	$0.15	$0.18	(17%)	$(3.35)	$0.97	(445%)
Diluted EPS from continuing operations — non-GAAP*	$0.15	$0.18	(17%)	$0.94	$0.97	(3%)

North America
Net sales	$854,729	$817,747	5%	$2,578,098	$2,518,847	2%
Gross profit	$107,199	$109,018	(2%)	$347,156	$355,123	(2%)
Earnings (loss) from operations — GAAP	$8,772	$15,276	(43%)	$(265,061)	$62,677	(523%)
Earnings from operations — non-GAAP*	$8,772	$15,276	(43%)	$48,888	$62,677	(22%)

EMEA
Net sales	$281,366	$264,679	6%	$981,859	$923,958	6%
Gross profit	$41,895	$35,714	17%	$143,596	$119,225	20%
Earnings from operations	$5,454	$2,549	114%	$26,474	$20,579	29%

APAC
Net sales	$32,821	$27,279	20%	$114,470	$74,324	54%
Gross profit	$4,978	$5,114	(3%)	$18,217	$13,486	35%
Earnings from operations	$648	$1,201	(46%)	$4,138	$2,835	46%

*	A tabular reconciliation of financial measures prepared in accordance with GAAP to non-GAAP financial measures is included at the end of this press release.
USE OF NON-GAAP FINANCIAL MEASURES
The non-GAAP financial measures in 2008 exclude the goodwill impairment charge recorded in the second quarter and the tax effect of that item. We exclude goodwill impairment charges when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for the individual operating segments. These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare our results to competitors’ financial results. We believe that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and competitors’ results and assist in forecasting performance for future periods because they exclude items we believe to be outside of normal operating results. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2008 Results, Page 4	November 6, 2008
FORWARD-LOOKING INFORMATION
Certain statements in this release and the related conference call and webcast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including our projected diluted earnings per share for 2008 and the expected cost savings from restructuring activities, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statement. Some of the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007:
•	changes in the information technology industry and/or the economic environment;

•	our reliance on partners for product availability, marketing funds, purchasing incentives and competitive products to sell;

•	disruptions in our information technology systems and voice and data networks, including the system upgrade and the migration of acquired businesses to our information technology systems and voice and data networks;

•	the integration and operation of acquired businesses, including our ability to achieve expected benefits of the acquisitions;

•	actions of our competitors, including manufacturers and publishers of products we sell;

•	the risks associated with international operations;

•	seasonal changes in demand for sales of software licenses;

•	increased debt and interest expense and lower availability on our financing facilities and changes in the overall capital markets that could increase our borrowing costs or reduce future availability of financing;

•	exposure to currency exchange risks and volatility in the U.S. dollar exchange rate;

•	our dependence on key personnel;

•	risk that purchased goodwill or intangible assets become impaired;

•	failure to comply with the terms and conditions of our public sector contracts;

•	rapid changes in product standards; and

•	intellectual property infringement claims and challenges to our registered trademarks and trade names.
Additionally, there may be other risks that are otherwise described from time to time in the reports that we file with the Securities and Exchange Commission. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. We assume no obligation to update, and do not intend to update, any forward-looking statements. We do not endorse any projections regarding future performance made by third parties.

Contacts:	Glynis Bryan	Helen Johnson
	Chief Financial Officer	Senior VP, Treasurer
	Tel. 480-333-3390	Tel. 480-333-3234
	Email glynis.bryan@insight.com	Email helen.johnson@insight.com
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2008 Results, Page 5	November 6, 2008
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net sales	$1,168,916	$1,109,705	$3,674,427	$3,517,129
Costs of goods sold	1,014,844	959,859	3,165,458	3,029,295

Gross profit	154,072	149,846	508,969	487,834
Selling and administrative expenses	139,198	130,820	424,061	398,902
Goodwill impairment	—	—	313,949	—
Severance and restructuring expenses	—	—	5,408	2,841

Earnings (loss) from operations	14,874	19,026	(234,449)	86,091
Non-operating (income) expense:
Interest income	(440)	(432)	(1,741)	(1,486)
Interest expense	3,085	2,860	9,749	10,146
Net foreign currency exchange loss (gain)	3,307	849	3,425	(2,807)
Other expense, net	297	428	787	1,141

Earnings (loss) from continuing operations before income taxes	8,625	15,321	(246,669)	79,097
Income tax expense (benefit)	1,912	6,225	(89,625)	30,896

Net earnings (loss) from continuing operations	6,713	9,096	(157,044)	48,201
Net earnings from a discontinued operation	—	—	—	4,972

Net earnings (loss)	$6,713	$9,096	$(157,044)	$53,173

Net earnings (loss) per share — Basic:
Net earnings (loss) from continuing operations	$0.15	$0.18	$(3.35)	$0.98
Net earnings from a discontinued operation	—	—	—	0.10

Net earnings (loss) per share	$0.15	$0.18	$(3.35)	$1.08

Net earnings (loss) per share — Diluted:
Net earnings (loss) from continuing operations	$0.15	$0.18	$(3.35)	$0.97
Net earnings from a discontinued operation	—	—	—	0.10

Net earnings (loss) per share	$0.15	$0.18	$(3.35)	$1.07

Shares used in per share calculations:
Basic	45,569	49,530	46,901	49,213

Diluted	45,719	50,711	46,901	49,801

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2008 Results, Page 6	November 6, 2008
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$72,451	$56,718
Accounts receivable, net	892,910	1,072,612
Inventories	89,374	98,863
Inventories not available for sale	18,411	21,450
Deferred income taxes	23,344	22,020
Other current assets	28,166	38,916

Total current assets	1,124,656	1,310,579

Property and equipment, net	165,883	158,467
Goodwill	86,760	306,742
Intangible assets, net	100,123	80,922
Deferred income taxes	109,825	392
Other assets	18,346	10,076

	$1,605,593	$1,867,178

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$517,185	$685,578
Accrued expenses and other current liabilities	113,393	113,891
Current portion of long-term debt	168,374	15,000
Deferred revenue	25,652	42,885

Total current liabilities	824,604	857,354

Long-term debt	162,653	187,250
Deferred income taxes	29,807	27,305
Other liabilities	24,988	20,075

	1,042,052	1,091,984

Stockholders’ equity:
Preferred stock	—	—
Common stock	456	485
Additional paid-in capital	368,394	386,139
Retained earnings	161,501	340,641
Accumulated other comprehensive income — foreign currency translation adjustments	33,190	47,929

Total stockholders’ equity	563,541	775,194

	$1,605,593	$1,867,178

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2008 Results, Page 7	November 6, 2008
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities:
Net (loss) earnings from continuing operations	$(157,044)	$48,201
Plus: net earnings from a discontinued operation	—	4,972

Net (loss) earnings	(157,044)	53,173
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Goodwill impairment	313,949	—
Depreciation and amortization	30,287	25,960
Provision for losses on accounts receivable	2,185	1,725
Write-downs of inventories	5,829	5,744
Non-cash stock-based compensation	7,556	8,927
Gain on sale of a discontinued operation	—	(7,937)
Excess tax benefit from employee gains on stock-based compensation	(108)	(445)
Deferred income taxes	(108,593)	2,355
Changes in assets and liabilities:
Decrease in accounts receivable	201,010	186,033
Decrease (increase) in inventories	6,294	(2,509)
Decrease in other current assets	18,300	12,704
Decrease (increase) in other assets	2,877	(1,944)
Decrease in accounts payable	(253,561)	(142,794)
Decrease in deferred revenue	(18,845)	(15,175)
Increase (decrease) in accrued expenses and other liabilities	11,985	(26,788)

Net cash provided by operating activities	62,121	99,029

Cash flows from investing activities:
Acquisition of Calence, net of cash acquired	(124,671)	—
Acquisition of MINX, net of cash acquired	(957)	—
Proceeds from sale of a discontinued operation, net of direct expenses	(900)	28,631
Purchases of property and equipment	(23,994)	(27,611)

Net cash (used in) provided by investing activities	(150,522)	1,020

Cash flows from financing activities:
Borrowings on senior revolving credit facility	712,089	—
Repayments on senior revolving credit facility	(549,176)	—
Borrowings on accounts receivable securitization financing facility	466,874	540,000
Repayments on accounts receivable securitization financing facility	(444,500)	(601,000)
Repayments on term loan	(56,250)	(11,250)
Net borrowings under inventory financing facility	18,213	—
Net repayments on short-term line of credit	—	(15,000)
Repayments on assumed debt	(10,978)	—
Deferred financing fees	(3,355)	—
Proceeds from sales of common stock under employee stock plans	5,031	24,342
Excess tax benefit from employee gains on stock-based compensation	108	445
Payment of payroll taxes on stock-based compensation through shares withheld	(2,097)	—
Repurchases of common stock	(50,000)	(22,336)
Increase (decrease) in book overdrafts	21,633	(23,856)

Net cash provided by (used in) financing activities	107,592	(108,655)

Foreign currency exchange effect on cash flows	(3,458)	6,995

Increase (decrease) in cash and cash equivalents	15,733	(1,611)
Cash and cash equivalents at beginning of period	56,718	54,697

Cash and cash equivalents at end of period	$72,451	$53,086

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2008 Results, Page 8	November 6, 2008
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Quarterly Select Operating Segment Statistics
(Unaudited)

	Three Months Ended
	September 30,
North America	2008	2007	Change
Number of shipping days	64	63	1 day
Number of account executives at period end	1,439	1,362	6%
Net sales per account executive(a)	$590,690	$606,188	(3%)
Gross profit per account executive(b)	$74,083	$80,814	(8%)
Sales mix (as a % of net sales):(c)
Networking and connectivity	18%	12%	63	% (d)
Notebooks and PDAs	9%	12%	(15	%)(d)
Servers and storage	9%	11%	(17	%)(d)
Desktops	7%	6%	17	% (d)
Printers	4%	6%	(29	%)(d)
Memory and processors	2%	4%	(41	%)(d)
Supplies and accessories	4%	4%	(15	%)(d)
Monitors and video	5%	5%	(3	%)(d)
Miscellaneous	9%	9%	(1	%)(d)

Hardware	67%	69%	1	% (d)
Software	27%	28%	2	% (d)
Services	6%	3%	126	%(d)

	100%	100%

EMEA
Number of shipping days(e)	65	64	1 day
Number of account executives at period end	665	563 (f)	18%
Net sales per account executive(a)	$429,239	$478,192	(10%)
Gross profit per account executive(b)	$63,914	$64,525	(1%)
Sales mix (as a % of net sales):(c)
Networking and connectivity	6%	5%	39	% (d)
Notebooks and PDA’s	9%	11%	(11	%)(d)
Servers and storage	7%	7%	(1	%)(d)
Desktops	6%	5%	11	% (d)
Printers	3%	4%	(16	%)(d)
Memory and processors	1%	2%	(35	%)(d)
Supplies and accessories	4%	4%	2	% (d)
Monitors and video	5%	5%	1	% (d)
Miscellaneous	3%	4%	(18	%)(d)

Hardware	44%	47%	(1	%)(d)
Software	55%	52%	13	% (d)
Services	1%	1%	57	% (d)

	100%	100%

(a)	Calculated as net sales for the quarter divided by the average number of account executives. The average number of account executives is calculated as the number of account executives at the end of the quarter plus the number of account executives at the beginning of the quarter divided by two.

(b)	Calculated as gross profit for the quarter divided by the average number of account executives. The average number of account executives is calculated as the number of account executives at the end of the quarter plus the number of account executives at the beginning of the quarter divided by two.

(c)	Beginning in 2008, we have combined servers with storage in reporting our sales mix and are reporting desktops separately to conform with how we internally analyze our results. All prior period information has been reclassified for comparative purposes.

(d)	Represents growth/decline in category net sales on a dollar basis.

(e)	Represents shipping days for the United Kingdom as it makes up the largest percentage of net sales in our EMEA segment.

(f)	Number of account executives for the three months ended September 30, 2007 has been changed to conform to the current period presentation. This presentation also conforms to the definition of an account executive in our North America operating segment.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2008 Results, Page 9	November 6, 2008
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(unaudited)

Nine Months Ended
September 30, 2008
Consolidated (Loss) Earnings from Operations:
GAAP	$(234,449)
Goodwill impairment	313,949

Non-GAAP	$79,500

Consolidated Net (Loss) Earnings from Continuing Operations:
GAAP	$(157,044)
Goodwill impairment, net of tax	201,167

Non-GAAP	$44,123

Consolidated Diluted EPS from Continuing Operations:
GAAP	$(3.35)
Goodwill impairment, net of tax	4.29

Non-GAAP	$0.94

Shares used in per share calculation:
GAAP	46,901
Dilutive potential common shares due to dilutive options and restricted stock, net of tax effect	187

Non-GAAP	47,088

North America (Loss) Earnings from Operations:
GAAP	$(265,061)
Goodwill impairment	313,949

Non-GAAP	$48,888

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958